EXHIBIT 99.1

December 18, 2025
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET INCOME (UP 35%) ON RECORD OPERATING INCOME (UP 28%) AND RECORD NET SALES (UP 19%) FOR THE FOURTH QUARTER OF FISCAL 2025

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported net income increased 35% to a record $188.3 million, or $1.33 per diluted share, in the fourth quarter of fiscal 2025, up from $139.7 million, or $.99 per diluted share, in the fourth quarter of fiscal 2024. Net income increased 34% to a record $690.4 million, or $4.90 per diluted share, in the fiscal year ended October 31, 2025, up from $514.1 million, or $3.67 per diluted share, in the fiscal year ended October 31, 2024.

Net sales increased 19% to a record $1,209.4 million in the fourth quarter of fiscal 2025, up from $1,013.7 million in the fourth quarter of fiscal 2024. Operating income increased 28% to a record $279.0 million in the fourth quarter of fiscal 2025, up from $218.6 million in the fourth quarter of fiscal 2024. The Company's consolidated operating margin improved to 23.1% in the fourth quarter of fiscal 2025, up from 21.6% in the fourth quarter of fiscal 2024.

Net sales increased 16% to a record $4,485.0 million in the fiscal year ended October 31, 2025, up from $3,857.7 million in the fiscal year ended October 31, 2024. Operating income increased 24% to a record $1,019.0 million in the fiscal year ended October 31, 2025, up from $824.5 million in the fiscal year ended October 31, 2024. The Company's consolidated operating margin improved to 22.7% in the fiscal year ended October 31, 2025, up from 21.4% in the fiscal year ended October 31, 2024.

Our commercial aerospace sales growth has resulted in twenty-one consecutive quarters of sequential growth in net sales at the Flight Support Group.

EBITDA increased 26% to $331.4 million in the fourth quarter of fiscal 2025, up from $264.0 million in the fourth quarter of fiscal 2024. EBITDA increased 22% to $1,219.5 million in the fiscal year ended October 31, 2025, up from $1,002.2 million in the fiscal year ended October 31, 2024. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

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Consolidated Results

Eric A. Mendelson and Victor H. Mendelson, HEICO’s Co-Chairmen and Co-Chief Executive Officers, commented on the Company's fourth quarter results stating, "HEICO did it again and we are extremely pleased to report record quarterly net income, operating income and net sales, reflecting robust double-digit organic net sales growth and contributions by our profitable fiscal 2025 acquisitions. These results reflect continuing very strong organic net sales growth in both of our reporting segments. We are beyond proud of HEICO's team, who generated our organic and acquired growth, by continuing our 35-year track record of exceptional performance. These results stem from hard work and actions taken over decades, not just the past year, and demonstrates the value creation of HEICO's long-term focus in everything we do.

Cash flow provided by operating activities increased 44% to $295.3 million in the fourth quarter of fiscal 2025, up from $205.6 million in the fourth quarter of fiscal 2024. Cash flow provided by operating activities increased 39% to $934.3 million in the fiscal year ended October 31, 2025, up from $672.4 million in the fiscal year ended October 31, 2024.

As a result of these strong cash flows, our total debt to net income attributable to HEICO ratio improved to 3.14x as of October 31, 2025, down from 4.34x as of October 31, 2024. And, our net debt to EBITDA ratio improved to 1.60x as of October 31, 2025, down from 2.06x as of October 31, 2024. See our reconciliation of total debt to net debt at the end of this press release.

Today, HEICO's Board of Directors declared a semiannual cash dividend of $.12 per share payable in January 2026. This cash dividend will be HEICO's 95th consecutive semiannual cash dividend since 1979. The cash dividend confirms our Board of Director's confidence in HEICO's future while continuing to reward our shareholders and retaining sufficient capital to fund our internal growth and acquisitions.

We continued to supplement our net sales and earnings growth in fiscal 2025 through the completion of five acquisitions, three by the Electronic Technologies Group and two by the Flight Support Group.

Looking ahead to fiscal 2026, we anticipate net sales growth across both the Flight Support Group and Electronic Technologies Group, driven by organic growth from increased demand for the majority of our products as well as growth through our recent acquisitions. We will continue to pursue selective acquisition opportunities to complement this growth. Our disciplined financial management remains dedicated to creating long-term shareholder value through a balanced combination of making strategic acquisitions and organic expansion, while maintaining financial resilience and flexibility."

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Flight Support Group

The Flight Support Group's record setting fourth quarter results were due to continued growth and momentum in our aerospace aftermarket business. Quarterly increases of 30% and 21% in operating income and net sales were achieved, respectively, as compared to the fourth quarter of fiscal 2024, highlighting the ongoing strength in our end markets. These remarkable results are mainly driven by strong 16% quarterly organic net sales growth stemming from increased demand across all of the Flight Support Group's product lines, as well as the contributions from the fiscal 2025 and 2024 acquisitions. The Flight Support Group has now achieved twenty-one consecutive quarters of growth in net sales.

The Flight Support Group's net sales increased 21% to a record $834.4 million in the fourth quarter of fiscal 2025, up from $691.8 million in the fourth quarter of fiscal 2024. The Flight Support Group's net sales increased 18% to a record $3,117.3 million in the fiscal year ended October 31, 2025, up from $2,639.4 million in the fiscal year ended October 31, 2024. The net sales increase in the fourth quarter and fiscal year ended October 31, 2025 reflects strong organic growth of 16% and 14%, respectively, and the impact from fiscal 2025 and 2024 acquisitions. The organic net sales growth reflects increased demand across all of the Flight Support Group's product lines.

The Flight Support Group's operating income increased 30% to a record $201.0 million in the fourth quarter of fiscal 2025, up from $154.5 million in the fourth quarter of fiscal 2024. The Flight Support Group's operating income increased 27% to a record $750.4 million in the fiscal year ended October 31, 2025, up from $593.1 million in the fiscal year ended October 31, 2024. The operating income increase in the fourth quarter and fiscal year ended October 31, 2025 reflects the previously mentioned net sales growth, an improved gross profit margin, and selling, general and administrative ("SG&A") expense efficiencies realized from the net sales growth. The improved gross profit margin principally reflects net sales growth within the Flight Support Group's repair and overhaul parts and services product line and a more favorable product mix within its specialty products product line.

The Flight Support Group's operating margin improved to 24.1% in the fourth quarter of fiscal 2025, up from 22.3% in the fourth quarter of fiscal 2024. The Flight Support Group's operating margin improved to 24.1% in the fiscal year ended October 31, 2025, up from 22.5% in the fiscal year ended October 31, 2024. The operating margin increase in the fourth quarter and fiscal year ended October 31, 2025 principally reflects the previously mentioned improved gross profit margin.

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Electronic Technologies Group

The Electronic Technologies Group's record-setting quarterly results reflect a 14% increase in net sales and a 10% increase in operating income compared to the fourth quarter of fiscal 2024, driven by particularly strong organic net sales growth for most of the Electronic Technologies Group's products.

The Electronic Technologies Group's net sales increased 14% to a record $384.8 million in the fourth quarter of fiscal 2025, up from $336.2 million in the fourth quarter of fiscal 2024. The net sales increase reflects strong organic growth of 7% and the impact from our fiscal 2025 and 2024 acquisitions. The Electronic Technologies Group's organic net sales growth is mainly attributable to increased demand for its other electronics, defense, aerospace, and space products.

The Electronic Technologies Group's net sales increased 12% to a record $1,413.1 million in the fiscal year ended October 31, 2025, up from $1,263.6 million in the fiscal year ended October 31, 2024. The net sales increase reflects strong organic growth of 7% and the impact from our fiscal 2025 and 2024 acquisitions. The Electronic Technologies Group's organic net sales growth is mainly attributable to increased demand for its defense, space, other electronics, and aerospace products, partially offset by decreased demand for its medical products.

The Electronic Technologies Group's operating income increased 10% to a record $89.6 million in the fourth quarter of fiscal 2025, up from $81.8 million in the fourth quarter of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth and an improved gross profit margin, partially offset by higher SG&A expenses, mainly from increased share-based compensation expense. The improved gross profit margin principally reflects a more favorable mix of the Electronic Technologies Group's medical and other electronics products.

The Electronic Technologies Group's operating income increased 13% to a record $325.0 million in the fiscal year ended October 31, 2025, up from $288.2 million in the fiscal year ended October 31, 2024. The operating income increase principally reflects the previously mentioned net sales growth.

The Electronic Technologies Group's operating margin was 23.3% in the fourth quarter of fiscal 2025, as compared to 24.3% in the fourth quarter of fiscal 2024. The Electronic Technologies Group's operating margin improved to 23.0% in the fiscal year ended October 31, 2025, up from 22.8% in the fiscal year ended October 31, 2024. The lower operating margin in the fourth quarter of fiscal 2025 principally reflects an increase in SG&A expenses as a percentage of net sales, primarily from the previously mentioned higher share-based compensation expense, partially offset by the previously mentioned improved gross profit margin.

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Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 84.2 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 55.1 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Friday, December 19, 2025 at 9:00 a.m. Eastern Standard Time to discuss its fourth quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (800) 330-6710, International (646) 769-9200, wait for the conference operator and provide the operator with the Conference ID 5802833. A digital replay will be available

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two hours after the completion of the conference for 14 days. To access the replay, please visit our website at https://www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at https://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase in our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cybersecurity events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended October 31,
	2025		2024
Net sales	$1,209,411		$1,013,665
Cost of sales	723,570		619,773
Selling, general and administrative expenses	206,819		175,246
Operating income	279,022		218,646
Interest expense	(32,853)		(35,406)
Other income	1,216		646
Income before income taxes and noncontrolling interests	247,385		183,886
Income tax expense	44,600		33,000
Net income from consolidated operations	202,785		150,886
Less: Net income attributable to noncontrolling interests	14,489		11,198
Net income attributable to HEICO	$188,296		$139,688

Net income per share attributable to HEICO shareholders:
Basic	$1.35		$1.01
Diluted	$1.33		$.99

Weighted average number of common shares outstanding:
Basic	139,215		138,655
Diluted	141,050		140,536

	Three Months Ended October 31,
	2025		2024
Operating segment and corporate and other information:
Net sales:
Flight Support Group	$834,372		$691,780
Electronic Technologies Group	384,775		336,233
Intersegment sales	(9,736)		(14,348)
	$1,209,411		$1,013,665

Operating income:
Flight Support Group	$200,973		$154,513
Electronic Technologies Group	89,618		81,814
Other, primarily corporate	(11,569)		(17,681)
	$279,022		$218,646

Depreciation and amortization:
Flight Support Group	$27,838		$25,255
Electronic Technologies Group	22,495		18,715
Corporate	874		715
	$51,207	(c)	$44,685	(c)

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Year Ended October 31,
	2025		2024
Net sales	$4,485,044		$3,857,669
Cost of sales	2,698,580		2,355,943
Selling, general and administrative expenses	767,466		677,271
Operating income	1,018,998		824,455
Interest expense	(129,877)		(149,313)
Other income	4,433		2,444
Income before income taxes and noncontrolling interests	893,554		677,586
Income tax expense	148,000	(a)	118,500	(b)
Net income from consolidated operations	745,554		559,086
Less: Net income attributable to noncontrolling interests	55,169		44,977
Net income attributable to HEICO	$690,385	(a)	$514,109	(b)

Net income per share attributable to HEICO shareholders:
Basic	$4.97	(a)	$3.71	(b)
Diluted	$4.90	(a)	$3.67	(b)

Weighted average number of common shares outstanding:
Basic	139,048		138,455
Diluted	140,771		140,198

	Year Ended October 31,
	2025		2024
Operating segment and corporate and other information:
Net sales:
Flight Support Group	$3,117,277		$2,639,354
Electronic Technologies Group	1,413,120		1,263,626
Intersegment sales	(45,353)		(45,311)
	$4,485,044		$3,857,669

Operating income:
Flight Support Group	$750,395		$593,074
Electronic Technologies Group	324,952		288,193
Other, primarily corporate	(56,349)		(56,812)
	$1,018,998		$824,455

Depreciation and amortization:
Flight Support Group	$110,700		$98,793
Electronic Technologies Group	81,829		73,725
Corporate	3,547		2,813
	$196,076	(c)	$175,331	(c)

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2025, the Company recognized a $27.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $26.5 million, or $.19 per basic and diluted share.

(b)During the first quarter of fiscal 2024, the Company recognized a $13.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.3 million, or $.10 per basic and diluted share.

(c)Depreciation and amortization information on the Company's two operating segments for the three and twelve months ended October 31, 2025 and 2024, is as follows (in thousands):

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2025	2024	2025	2024

Depreciation:
Flight Support Group	$6,618	$6,541	$26,901	$25,153
Electronic Technologies Group	6,950	6,025	25,536	22,731
Other, primarily corporate	482	323	1,978	1,244
	$14,050	$12,889	$54,415	$49,128

Amortization:
Flight Support Group	$21,220	$18,714	$83,799	$73,640
Electronic Technologies Group	15,545	12,690	56,293	50,994
Other, primarily corporate	392	392	1,569	1,569
	$37,157	$31,796	$141,661	$126,203

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	As of October 31,
	2025	2024
Cash and cash equivalents	$217,781	$162,103
Accounts receivable, net	637,615	538,487
Contract assets	119,257	112,235
Inventories, net	1,295,336	1,170,949
Prepaid expenses and other current assets	86,377	78,518
Total current assets	2,356,366	2,062,292
Property, plant and equipment, net	431,710	339,034
Goodwill	3,661,624	3,380,295
Intangible assets, net	1,471,440	1,334,774
Other assets	579,294	476,427
Total assets	$8,500,434	$7,592,822

Current maturities of long-term debt	$3,358	$4,107
Other current liabilities	828,646	659,744
Total current liabilities	832,004	663,851
Long-term debt, net of current maturities	2,164,587	2,225,267
Deferred income taxes	107,186	114,156
Other long-term liabilities	550,124	525,986
Total liabilities	3,653,901	3,529,260
Redeemable noncontrolling interests	467,358	366,156
Shareholders’ equity	4,379,175	3,697,406
Total liabilities and equity	$8,500,434	$7,592,822

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Year Ended October 31,
	2025	2024
Operating Activities:
Net income from consolidated operations	$745,554	$559,086
Depreciation and amortization	196,076	175,331
Share-based compensation expense	34,381	18,775
Employer contributions to HEICO Savings and Investment Plan	20,441	17,617
Increase (decrease) in accrued contingent consideration, net	12,920	(9,884)
Impairment of intangible assets	—	7,500
Payment of contingent consideration	(2,190)	(6,203)
Deferred income tax benefit	(48,565)	(22,002)
Increase in accounts receivable	(75,576)	(20,815)
(Increase) decrease in contract assets	(6,510)	1,294
Increase in inventories	(44,850)	(132,934)
Increase in current liabilities, net	52,771	32,492
Other	49,814	52,113
Net cash provided by operating activities	934,266	672,370

Investing Activities:
Acquisitions, net of cash acquired	(629,828)	(219,293)
Capital expenditures	(72,886)	(58,261)
Investments related to HEICO Leadership Compensation Plan	(32,958)	(19,910)
Other	3,981	4,264
Net cash used in investing activities	(731,691)	(293,200)

Financing Activities:
Payments on revolving credit facility, net	(55,000)	(235,000)
Distributions to noncontrolling interests	(38,484)	(34,318)
Cash dividends paid	(31,968)	(29,069)
Redemptions of common stock related to stock option exercises	(22,386)	(29,912)
Payment of contingent consideration	(5,954)	(24,797)
Acquisitions of noncontrolling interests	(5,773)	(26,567)
Payments on short-term debt, net	—	(13,924)
Proceeds from stock option exercises	13,212	7,951
Other	(4,324)	(3,757)
Net cash used in financing activities	(150,677)	(389,393)

Effect of exchange rate changes on cash	3,780	1,278

Net increase (decrease) in cash and cash equivalents	55,678	(8,945)
Cash and cash equivalents at beginning of year	162,103	171,048
Cash and cash equivalents at end of year	$217,781	$162,103

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended October 31,
EBITDA Calculation	2025	2024
Net income attributable to HEICO	$188,296	$139,688
Plus: Depreciation and amortization	51,207	44,685
Plus: Net income attributable to noncontrolling interests	14,489	11,198
Plus: Interest expense	32,853	35,406
Plus: Income tax expense	44,600	33,000
EBITDA (a)	$331,445	$263,977

	Year Ended October 31,
EBITDA Calculation	2025	2024
Net income attributable to HEICO	$690,385	$514,109
Plus: Depreciation and amortization	196,076	175,331
Plus: Net income attributable to noncontrolling interests	55,169	44,977
Plus: Interest expense	129,877	149,313
Plus: Income tax expense	148,000	118,500
EBITDA (a)	$1,219,507	$1,002,230

	As of October 31,
Net Debt Calculation	2025	2024
Total debt	$2,167,945	$2,229,374
Less: Cash and cash equivalents	(217,781)	(162,103)
Net debt (a)	$1,950,164	$2,067,271

Total debt	$2,167,945	$2,229,374
Net income attributable to HEICO	$690,385	$514,109
Total debt to net income attributable to HEICO ratio	3.14	4.34

Net debt	$1,950,164	$2,067,271
EBITDA	$1,219,507	$1,002,230
Net debt to EBITDA ratio (a)	1.60	2.06

(a) See the "Non-GAAP Financial Measures" section of this press release.